Exhibit 99.1

On Track Innovations Ltd. Reports

Fourth Quarter & Full Year 2019 Financial Results

Yokneam, Israel – March 18, 2020 – On Track Innovations Ltd. (“OTI”) (OTCQX: OTIVF) (the “Company” or “OTI”), a global provider of near field communication (NFC) and cashless payment solutions, today provided a business update and announced financial results for the fourth quarter and full year ended December 31, 2019.

Management Commentary

Mr. Yehuda Holtzman, OTI’s CEO, commented, “Since joining OTI, I have come to realize that we have a very strong team of employees, excellent technology and much unrealized potential. In the past few months, together with the management team, we have been working on updating our strategy for the coming years, which we believe will enable us to realize that potential and resume our growth, and ultimately create shareholder value. We look forward to sharing more details in the coming quarters. “

Following OTI’s sale of its MediSmart division in the fourth quarter of 2018, the financial results of MediSmart are included as discontinued operations and all the prior periods’ information has been reclassified to conform with the current period’s presentation.

Fourth Quarter 2019 Financial Results Summary

●	Revenue in the quarter was $3.8 million, compared to $4.5 million in the fourth quarter of 2018.

●	Recurring revenues were $1.1 million (28% of total revenues), compared to $1.2 million (26% of total revenues) in the fourth quarter of 2018.

●	Gross profit in the quarter was $1.6 million, or 42% of revenues, compared to $2.2 million, or 48% of revenues, in the fourth quarter of 2018.

●	Operating expenses totaled $3.1 million in the quarter, compared to operating expenses of $3.0 million in the same year-ago quarter.

●	Net loss from continuing operations was $1.6 million, compared to loss of $0.9 million in the same year-ago quarter.

●	Net loss was $2.0 million, or loss of $0.05 per share, compared to a net income of $0.5 million, or $0.01 per share, in the same year-ago quarter.

●	Adjusted EBITDA loss from continuing operations was $1.1 million in the quarter, compared to adjusted EBITDA loss of $0.5 million in the same year-ago quarter.

Full Year 2019 Financial Results Summary

●	Total revenue in 2019 was $14.8 million, compared to $21.9 million in 2018.

●	Gross profit in 2019 was $7.3 million, or 49% of revenues, compared to $11.2 million, or 51% of revenues in 2018.

●	Operating expenses totaled $12.1 million in 2019, compared to operating expenses of $13.1 million in 2018. Operating expenses in 2019 included a gain of $0.3 million related to the sale of a building by OTI’s South African subsidiary.

●	Net loss from continuing operations in 2019 was $5.2 million, compared to a loss of $1.9 million in 2018.

●	Net loss in 2019 was $5.9 million, or loss of $0.14 per share, compared to a net loss of $0.3 million, or loss of $0.01 per share, in 2018.

●	Adjusted EBITDA loss from continuing operations in 2019 was $3.8 million, compared to an adjusted EBITDA loss of $0.4 million in 2018.

●	As of December 31, 2019, the company had cash and cash equivalents and short-term investments of $4.8 million.

Conference Call

Management will host a pre-recorded conference call for investors on Monday, March 23, 2020 at 9:00 am Eastern Time, to discuss the financial results, provide a corporate update, and conclude with a Q&A session.

Investors and analysts are encouraged to submit questions they would like management to address on the call. Please submit questions to oti@gkir.com by Thursday, March 19, 2020 at 5:00 p.m. Eastern time. OTI has been holding conference calls in this format during the current transition period and intends to return to the more traditional live format in the coming quarters.

To listen, please use the following dial-in information:

U.S. Dial-in: 1-888-317-6002

International Dial-in: +1-412-317-5245

Webcast: https://www.webcaster4.com/Webcast/Page/1720/33248

Please dial in a few minutes before the start of the call and request to join the “On Track Innovations Earnings Conference Call” to ensure timely participation.

The conference call will be available for replay by clicking here and via the investor relations section of the company’s website.

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Investor Relations Contact:

Ehud Helft

GK Investor & Public Relations

+1 646 201 9246

oti@gkir.com

Safe Harbor / Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “will,” “look forward,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “should,” “can” or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others: the Company’s long-term strategy, the realization of the Company’s potential, the resumption of the Company’s growth, and the creation of shareholder value. Because such statements deal with future events and are based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock-based compensation expense and other (income) expenses, net which includes a gain of $0.3 million related to the sale of a building by OTI’s South African subsidiary. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the Company’s operations since it provides a clear indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the table below.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results (US dollars in thousands):

ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENTS

(US dollars in thousands)

	Year ended December 31		Three months ended December 31
	2019	2018	2019	2018

Net (loss) income	$(5,889)	$(263)	$(2,035)	$533

Net loss (income) from discontinued operations	714	(1,625)	435	(1,395)
Financial expenses, net	397	228	198	98
Depreciation	1,270	1,328	319	307
Income tax benefit, net	(57)	(301)	(82)	(34)

Total EBITDA FROM CONTINUING OPERATIONS	$(3,565)	$(633)	$(1,165)	$(491)

Other (income) expenses, net	(341)	33	(6)	(37)
Stock based compensation	125	234	29	54
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$(3,781)	$(366)	$(1,142)	$(474)

ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	December 31
	2019	2018

Assets

Current assets
Cash and cash equivalents	$2,543	$4,827
Short-term investments	2,305	1,078
Trade receivables (net of allowance for doubtful accounts of $612 and $555 as of December 31, 2019 and December 31, 2018, respectively)	2,430	4,530
Other receivables and prepaid expenses	1,822	2,060
Inventories	3,332	3,527

Total current assets	12,432	16,022

Long term restricted deposit for employee benefits	477	451

Severance pay deposits	383	375

Property, plant and equipment, net	3,694	5,033

Intangible assets, net	733	241

Right-of-use assets due to operating leases	2,134	-

Total Assets	$19,853	$22,122

ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands except share data)

	December 31
	2019	2018
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$2,478	$260
Trade payables	4,126	4,712
Other current liabilities	3,054	3,622
Total current liabilities	9,658	8,594

Long-Term Liabilities
Long-term loans, net of current maturities	22	39
Long-term liabilities due to operating leases, net of current maturities	1,483	-
Accrued severance pay	884	853
Deferred tax liability	416	445
Total long-term liabilities	2,805	1,337

Total Liabilities	12,463	9,931

Equity

Shareholders’ Equity
Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of December 31, 2019 and 2018; issued: 47,963,076 and 42,473,076 shares as of December 31, 2019 and 2018, respectively; outstanding: 46,784,377 and 41,294,377 shares as of December 31, 2019 and 2018, respectively	1,226	1,068
Additional paid-in capital	225,970	225,022
Treasury shares at cost - 1,178,699 shares as of December 31, 2019 and 2018	(2,000)	(2,000)
Accumulated other comprehensive loss	(974)	(956)
Accumulated deficit	(216,832)	(210,943)

Total Equity	7,390	12,191

Total Liabilities and Equity	$19,853	$22,122

ON TRACK INNOVATIONS LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands except share data)

	Year ended December 31		Three months ended December 31
	2019	2018	2019	2018

Revenues
Sales	$9,983	$16,725	$2,697	$3,372
Licensing and transaction fees	4,768	5,153	1,060	1,156
Total revenues	14,751	21,878	3,757	4,528

Cost of revenues
Total cost of revenues	7,455	10,710	2,182	2,360

Gross profit	7,296	11,168	1,575	2,168
Operating expenses
Research and development	3,334	3,175	806	782
Selling and marketing	5,026	5,940	1,228	1,240
General and administrative	4,112	3,981	1,031	981
Other (income) expenses, net	(341)	33	(6)	(37)

Total operating expenses	12,131	13,129	3,059	2,966

Operating loss from continuing operations	(4,835)	(1,961)	(1,484)	(798)

Financial expense, net	(397)	(228)	(198)	(98)
Loss from continuing operations before taxes on income	(5,232)	(2,189)	(1,682)	(896)

Income tax benefit, net	57	301	82	34

Net loss from continuing operations	(5,175)	(1,888)	(1,600)	(862)

Total (loss) income from discontinued operations	(714)	1,625	(435)	1,395

Net (loss) income	$(5,889)	$(263)	$(2,035)	$533

Basic and diluted net (loss) income attributable to shareholders per ordinary share
From continuing operations	$(0.12)	$(0.05)	$(0.04)	$(0.02)
From discontinued operations	$(0.02)	$0.04	$(0.01)	$0.03
	$(0.14)	$(0.01)	$(0.05)	$0.01

Weighted average number of ordinary shares used in computing basic and diluted net (loss) income per ordinary share	41,385,856	41,268,984	41,621,116	41,260,426

ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(US dollars in thousands)

	Year ended December 31
	2019	2018	2017
Cash flows from continuing operating activities
Net loss from continuing operations	$(5,175)	$(1,888)	$(2,385)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	125	234	254
(Gain) loss on sale of property and equipment	(328)	(37)	52
Accrued interest and linkage differences, net	(36)	19	(6)
Depreciation and amortization	1,270	1,328	1,172
Deferred tax benefits, net	(25)	(477)	(165)

Changes in operating assets and liabilities:
Change in accrued severance pay, net	23	(57)	45
Decrease (increase) in trade receivables, net	1,646	1,118	(124)
Decrease (increase) in other receivables and prepaid expenses	228	350	(838)
Decrease (increase) in inventories	184	(573)	110
Decrease in trade payables	(507)	(2,089)	(644)
Decrease in other current liabilities	(270)	(110)	(597)
Net cash used in continuing operating activities	(2,865)	(2,182)	(3,126)

Cash flows from continuing investing activities

Purchase of property and equipment and intangible assets	(1,155)	(636)	(293)
Proceeds from sale of property, plant and equipment	1,102	68	17
Change in short-term investments, net	(1,369)	1,495	1,773
Proceeds from restricted deposit for employee benefits	10	8	44
Net cash (used in) provided by continuing investing activities	(1,412)	815	1,302

Cash flows from continuing financing activities
Increase (decrease) in short-term bank credit, net	2,450	(3,554)	(335)
Repayment of long-term bank loans	(270)	(1,064)	(632)
Proceeds from issuance of shares, net of issuance expenses	981	-	-
Proceeds from exercise of options and warrants	-	34	92
Net cash provided by (used in) continuing financing activities	3,161	(4,584)	(875)

Cash flows from discontinued operations
Net cash (used in) provided by discontinued operating activities	(1,344)	750	2,311
Net cash provided by discontinued investing activities	-	2,750	-

Total net cash (used in) provided by discontinued operations	(1,344)	3,500	2,311

Effect of exchange rate changes on cash and cash equivalents	3	(243)	687

(Decrease) increase in cash, cash equivalents and restricted cash	(2,457)	(2,694)	299
Cash, cash equivalents and restricted cash - beginning of the year	5,105	7,799	7,500

Cash, cash equivalents and restricted cash at the end of the year	$2,648	$5,105	$7,799